SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

831 Latour Court, Suite A Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 11, 2006, the Board of Directors of Senetek Plc (the “Company”) elected Messrs. Rodger Bogardus and Kerry Dukes as members of the Company’s Board of Directors in order to fill vacancies on the Board. Each of Messrs. Bogardus and Dukes is expected to be elected to the Compensation Committee and the Audit Committee of the Board of Directors.

Item 7.01	Regulation FD Disclosure

On May 16, 2006 the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing the appointment of Messrs. Bogardus and Dukes to the Company’s Board of Directors.

The information in this Item 7.01 and in the accompanying press release attached hereto as Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) The following exhibit is filed as part of this report:

1.	Press release dated May 16, 2006 is filed as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2006		SENETEK PLC (Registrant)

	By:	/s/ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated May 16, 2006 announcing the appointment of Messrs. Rodger Bogardus and Kerry Dukes to the Company’s Board of Directors.

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